--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             HARTMARX CORPORATION
            (Exact name of registrant as specified in its charter)

             Delaware                                          36-3217140
  (State or other jurisdiction of                            (I.R.S Employer
  incorporation or organization)                           Identification No.)

101 North Wacker Drive, Chicago, Illinois                         60606
(Address of Principal Executive Offices)                        (Zip Code)

                           1998 INCENTIVE STOCK PLAN
                            (Full Title of the Plan)

                           FREDERICK G. WOHLSCHLAEGER
                     Senior Vice President, General Counsel
                                 and Secretary
                              Hartmarx Corporation
                             101 North Wacker Drive
                            Chicago, Illinois 60606
                                  312 357-5300
           (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                 Proposed        Proposed
Title of         Amount of       Maximum          Maximum           Amount of
Securities to    Shares to be    Offering Price   Aggregate         Registration
be Registered    Registered/1/   Per Share/2/     Offering Price    Fee/3/
--------------------------------------------------------------------------------
Common Stock
$2.50 Par Value   1,675,000      $4.59            $7,688,250.00     $2,137.33
--------------------------------------------------------------------------------

/1/ This Registration Statement also covers the stock purchase rights (the "Rights") of the Registrant which are presently attached to and trade with the Common Stock of the Registrant. Any value attributable to the Rights is reflected in the market price of the Common Stock. Such additional securities are also being registered hereby as may become issuable under the Plan as a result of applicable anti-dilution provisions.

/2/ Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on March 26, 1999.

/3/ The registration fee was paid in connection with the filing of the Registration Statement on Form S-8, filed with the Commission on March 29, 1999, File No. 333-75185

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.
--------------------------------------------------------------------------------

PURSUANT TO RULE 429, THE PROSPECTUS WHICH IS PART OF THIS REGISTRATION STATEMENT WILL ALSO BE USED IN CONNECTION WITH SECURITIES REGISTERED PURSUANT TO REGISTRATION STATEMENT NOS. 33-58653 AND 333-30549 COVERING 325,000 SHARES OF COMMON STOCK OFFERED PURSUANT TO THE HARTMARX CORPORATION 1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.

                           1998 INCENTIVE STOCK PLAN

                           -------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 1.  Plan Information

         Not required in this Registration Statement.


Item 2.  Registrant Information and Employee Plan Annual Information

         Not required in this Registration Statement.


Item 3.  Incorporation of Documents by Reference

         The following documents filed by Hartmarx Corporation (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Securities Exchange Act") (Exchange Act File No. 1-8501) are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998;

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1999;

         (c) The Company's Form 10-K/A Amendment No. 1 to Annual Report on Form 10-K for the year ended November 30, 1997, filed on June 29, 1998;

         (d) The description of the Company's rights to purchase preferred stock contained in the Company's Registration Statement on Form 8-A dated January 23, 1996; and

         (e) The contents of Registration Statement Nos. 33-58653 and 333-30549 filed on April 17, 1995 and on July 1, 1997, respectively.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents.

         Any statement contained in this Registration Statement or in a document incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not required in this Registration Statement.


Item 5.  Interests of Named Experts and Counsel

         The validity of the issuance of the shares of Common Stock, and the Rights in connection therewith, offered hereby have been passed upon for the Company by Frederick G. Wohlschlaeger, Senior Vice President, General Counsel and Secretary of the Company. As of the date of this Registration Statement, Mr. Wohlschlaeger holds options covering 43,000 shares of Common Stock.


Item 6.  Indemnification of Directors and Officers

         Not required in this Registration Statement.


Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

3. Certificate of Designation, Preference and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3-A-3 to Form 10-K for the year ended November 30, 1995) (1).

4. Rights Agreement dated as of December 6, 1995, between the Company and First Chicago Trust Company of New York (incorporated by reference to Exhibit 4.1 to Form 8-K filed December 29, 1995) (1).

5. Opinion of Frederick G. Wohlschlaeger, Senior Vice President, General Counsel and Secretary of the Company.

23-A.  Consent of PricewaterhouseCoopers LLP.

23-B.  Consent of Frederick G. Wohlschlaeger (included in Exhibit 5).

24. Powers of Attorney.

(1) File No. 1-8501


Item 9.   Undertakings

          Not required in this Registration Statement.


                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 13th day of April, 1999.

                                 HARTMARX CORPORATION


                            By:  /s/ Frederick G. Wohlschlaeger
                               ------------------------------------------------
                                 Frederick G. Wohlschlaeger
                                 Senior Vice President, General
                                 Counsel and Secretary


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Signature              Title                             Date
      ---------                                                ----


                             Director, Chairman of
            *                the Board and Chief
-------------------------    Executive Officer              April 13, 1999
Elbert O. Hand               (Principal Executive Officer)



                             Director, President and        April 13, 1999
            *                Chief Operating Officer
-------------------------
Homi B. Patel

            *                  Executive Vice President and
_________________________      Chief Financial Officer            April 13, 1999
Glenn R. Morgan                (Principal Financial Officer)


            *
_________________________      Vice President and Controller      April 13, 1999
Andrew A. Zahr                 (Principal Accounting Officer)


            *
_________________________      Director                           April 13, 1999
A. Robert Abboud


            *
_________________________      Director                           April 13, 1999
Samaual A.T. Bakhsh


            *
_________________________      Director                           April 13, 1999
Jeffrey A. Cole


            *
_________________________      Director                           April 13, 1999
Raymond F. Farley


            *
_________________________      Director                           April 13, 1999
Donald P. Jacobs


            *
_________________________      Director                           April 13, 1999
Charles Marshall


            *
_________________________      Director                           April 13, 1999
Michael B. Rohlfs


            *
_________________________      Director                           April 13, 1999
Stuart L. Scott


            *
_________________________      Director                           April 13, 1999
Ella D. Strubel


*By: /s/ Frederick G. Wohlschlaeger
    -------------------------------
     Frederick G. Wohlschlaeger
     Attorney-in-Fact

                                 EXHIBIT INDEX



 3.      Certificate of Designation, Preference and Rights of Series A
         Junior Participating Preferred Stock (incorporated by
         reference to Exhibit 3-A-3 to Form 10-K for the year ended
         November 30, 1995) (1).                                            *

 4.      Rights Agreement dated as of December 6, 1995, between the
         Company and First Chicago Trust Company of New York
         (incorporated by reference to Exhibit 4.1 to Form 8-K filed
         December 29, 1995) (1).                                            *

 5. Opinion of Frederick G. Wohlschlaeger, Senior Vice President, General Counsel and Secretary of the Company.

23-A.    Consent of PricewaterhouseCoopers LLP.

23-B.    Consent of Frederick G. Wohlschlaeger (included in Exhibit 5).

24.      Powers of Attorney


(1) File No. 1-8501

* Documents incorporated by reference